Exhibit 99.9

Avocent to Acquire LANDesk in $416 Million Transaction Creating a Leading Provider of IT Infrastructure Management and Security Products and Solutions

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 27, 2006--Avocent Corporation (NASDAQ: AVCT), the leading supplier of IT infrastructure for the centralized management of enterprise data centers, branch offices and small to medium sized businesses, and LANDesk Group, Ltd., of Salt Lake City, Utah, a recognized leader in software for the centralized management and protection of information technology assets, today announced that they have signed a definitive agreement under which Avocent will acquire LANDesk.
    The strategic business combination of Avocent and LANDesk, coupled with Avocent's recent acquisition of Cyclades, a leading provider of serial-based infrastructure management products, will reinvent IT management by offering always-on management solutions that put information-technology managers in control of all the hardware and software assets that enable their business services.
    The agreement provides for total consideration of $416 million, including $200 million in stock, $200 million in cash and $16 million in assumed options. $60 million of the stock consideration will be held in escrow for 18 months. The transaction value may be increased by up to $60 million if LANDesk meets certain financial targets specified in the agreement.
    Avocent expects the transaction to be accretive to operational earnings per share in 2006. In 2005, LANDesk achieved EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $7.0 million on revenue of $83.7 million.
    LANDesk has long-term strategic relationships with Lenovo, Intel, and other major OEMs. LANDesk also has a well-diversified revenue base, with no end customer representing more than 10 percent of LANDesk's annual revenues. Approximately 60 percent of LANDesk's revenue is generated by software license sales to IT customers, with the balance consisting of support and maintenance fees, consulting and implementation services and royalties for technology licensed to OEM customers. Just over half of LANDesk's sales in 2005 were generated in North America, with the remainder primarily in Europe, Japan, China and Latin America.
    LANDesk became a standalone, privately held company when it was spun out of Intel in September 2002. Operating principally in the enterprise desktop administration market, and with approximately 500 employees, LANDesk has emerged as a recognized leader in the centralized management and protection of enterprise information-technology assets, garnering top honors in a wide variety of industry analyst and editorial forums.
    LANDesk's principal product offerings are the LANDesk Management Suite (LDMS), a set of integrated desktop management tools, and the LANDesk Security Suite (LDSS), an integrated security configuration suite. These tools and processes allow information-technology managers at medium to enterprise-scale organizations to control their network of desktops, servers, notebooks and mobile devices by centralizing and automating complex IT processes and allowing management of a heterogeneous IT environment from a single console.
    LANDesk also offers several optional LDMS add-on modules including LANDesk Server Manager (LDSM), LANDesk Process Manager (LPM), LANDesk Patch Manager (LDPM), and LANDesk Asset Manager (LDAM). Separately or together, these tools facilitate asset deployment and configuration, software distribution, software license management, remote problem diagnosis and repair, operating system migration, fixed asset discovery, security monitoring and remediation, and IT business process automation.
    "The acquisition of LANDesk, together with our recent acquisition of Cyclades, will enable Avocent to offer enterprise customers one of the most complete range of value-added systems and security management products and solutions available anywhere, from anyone, creating new revenue, growth, and value creation opportunities," said John R. Cooper, chairman and chief executive officer of Avocent.
    "We will be able to offer an expanded management platform incorporating the best features of our DSView 3 software and LANDesk's highly regarded, unified architecture. The solutions made possible by that platform will span multiple IT disciplines, such as server, desktop, data center, network and security administration, and will allow us to help our enterprise customers leverage their IT investments and solve multiple IT-related business problems. The combination of Avocent's hardware expertise and LANDesk's software services will also enable us to deliver those solutions in an appliance and software platform that will provide customers with solutions that are easier to deploy and maintain than any competitive offering.
    "We already have a successful working relationship with LANDesk, which is part of the Avocent Alliance Program for independent software vendors. We know that the company has outstanding technology, a strong product pipeline, a large and diverse customer base that complements ours, and outstanding people in R&D, sales & marketing, field engineering and customer support. We look forward to working with the LANDesk team to get the deal done as quickly as possible, and to deliver the value it will create to our respective customers, employees, business partners and investors," Mr. Cooper said.
    "Avocent enhances the product suite and services that we can provide our customers and strategic partners," said Joe Wang, president and chief executive officer of LANDesk. "LANDesk will preserve its organizational identity while becoming part of a well-capitalized enterprise with excellent prospects for accelerated growth."
    Completion of the transaction, which is subject to Hart-Scott-Rodino review and customary closing conditions, is expected to occur within 60 to 75 days.
    Avocent's financial advisor on this transaction was Morgan Stanley & Co. Incorporated. RBC Capital Markets provided a fairness opinion to Avocent's Board of Directors. LANDesk was advised by UBS.

    Conference Call Information

    Avocent will review the details of the LANDesk transaction in an online, real-time Webcast conference call to be held today--April 27, 2006. The live broadcast will be available online at www.avocent.com as well as www.investorcalendar.com beginning at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). An online replay will follow immediately and continue to be available for 30 days.

    About LANDesk Group

    LANDesk is a leading provider of systems, security, and process management solutions for desktops, servers and mobile devices across the enterprise. LANDesk enables thousands of organizations to easily deploy and use end-to-end management solutions. LANDesk is headquartered in Salt Lake City, Utah, with offices located in the Americas, Europe and Asia. Additional information is available at www.landesk.com.

    About Avocent Corporation

    Avocent Corporation is the leading supplier of connectivity solutions for enterprise data centers, branch offices and small to medium sized businesses worldwide. Branded and OEM products include remote and local access solutions for switching, serial console, power, extension, intelligent platform management interface (IPMI), mobile, and video display management solutions. Additional information is available at www.avocent.com.

    Forward-Looking Statements

    This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the impact of the acquisition on Avocent's operational earnings per share, future customers and strategic partners, the closing of the acquisition, the development and introduction of new products and technologies, the features and benefits of product and technology integration, the size, growth, and leadership of the potential markets for these products and technologies in the future, the revenue and earnings from these new products and technologies in the future, the market penetration and opportunities for the combined businesses, operational synergies, engineering and design activities, and the results of operations of the combined businesses. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risk that the acquisition may not close, risks associated with the acquisition and subsequent integration of businesses and technologies, risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in Avocent's annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2006. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

    CONTACT: Avocent CorporationAvocent Corporation
             Edward H. Blankenship, 256-217-1301
             www.avocent.com